UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2024

STRATTEC SECURITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-25150	39-1804239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 West Good Hope Road, Milwaukee, Wisconsin 53209

(Address of Principal Executive Offices, and Zip Code)

(414) 247-3333

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	STRT	The Nasdaq Global Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2024, STRATTEC SECURITY CORPORATION (the “Company”) issued a press release announcing that the Board of Directors has appointed Jennifer L. Slater as President and Chief Executive Officer effective July 1, 2024. The Board of Directors also has appointed Ms. Slater as a member of the Board of Directors effective July 1, 2024. Ms. Slater will be nominated for re-election to the Board of Directors at the Company’s 2024 Annual Meeting of Shareholders scheduled to be held on October 8, 2024 (the “Annual Meeting”). The full text of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Ms. Slater, age 49, has most recently served as the Executive Vice President and General Manager, Performance Sensing, of Sensata Technologies, Inc. (“Sensata”), a global industrial technology company, since April 2024, after serving as Senior Vice President, Automotive & Aftermarket, beginning April 2023. Ms. Slater also served as the Vice President and General Manager of Sensata’s Heavy Duty and Off-Road business from September 2022 through March 2023. From 2019 to September 2022, Ms. Slater served as Group Vice President and General Manager, Global OE and Products, at Clarios, LLC, which manufactures and distributes advanced energy storage solutions for the automotive market. Ms. Slater also serves as a director of Valvoline Inc. (NYSE: VVV), an American retail automotive services company; she was first elected in July 2022.

Pursuant to an Employment Agreement dated June 11, 2024, between Ms. Slater and the Company (the “Employment Agreement”), the Company has agreed to employ Ms. Slater for an initial term of three years effective July 1, 2024 (the “Effective Date”), subject to renewal for additional one-year terms after the initial term unless either the Company or Ms. Slater give notice of non-renewal at least 60 days prior to the end of the then-current term. Ms. Slater’s initial annual base salary will be $650,000, subject to adjustment by the Board of Directors. Ms. Slater will receive a one-time sign-on cash bonus of $550,000, which shall be paid no later than the first regular payroll date of the Company immediately following the Effective Date. Ms. Slater will also be eligible to receive a retention bonus of $300,000 (the “Retention Bonus”) payable in two equal installments within 30 days of the first two anniversaries of the Effective Date, in each case subject to Ms. Slater’s continued employment as the President and Chief Executive Officer of the Company on the applicable anniversary. Commencing with fiscal year 2025, Ms. Slater will be eligible to participate in and receive an annual bonus award under an annual incentive program established by the Company. The target value of Ms. Slater’s annual bonus for fiscal year 2025 will be 100% of her base salary.

Following the Effective Date, the Board of Directors will adopt an omnibus equity-based incentive compensation plan (the “2024 Equity Incentive Plan”), which is intended to replace and supersede the Company’s current Amended and Restated Stock Incentive Plan. The Board of Directors will recommend the 2024 Equity Incentive Plan for approval by the shareholders at the Annual Meeting. Under the 2024 Equity Incentive Plan, Ms. Slater will be entitled to receive one or two initial grants of restricted stock or restricted stock units with a value of $1,000,000 (the “Sign On Equity Grant”), which will vest in the aggregate in three equal installments on July 1, 2025, 2026, and 2027, subject to Ms. Slater’s continued employment as President and Chief Executive Officer of the Company on each applicable anniversary. With respect to fiscal year 2025, Ms. Slater will be entitled to receive a grant or grants of restricted stock or restricted stock units with a target aggregate value of $1,300,000 (the “Initial Annual Equity Grant”). For fiscal year 2026 and subsequent fiscal years, Ms. Slater will be eligible for an annual equity grant of restricted stock or restricted stock units, each with a target aggregate value of at least $1,300,000 (the “Subsequent Annual Equity Grants”). If shareholder approval of the 2024 Equity Incentive Plan is not obtained, the Company will provide Ms. Slater with an alternative long-term incentive award that provides compensation to Ms. Slater that is no less valuable than the grants described above, comprised of such combination of equity-based award as may be permissible under the Company’s current Amended and Restated Stock Incentive Plan and cash award as determined by the Compensation Committee in its sole discretion. Each grant shall be subject to the approval and discretion of the Compensation Committee and subject to the terms and conditions of the Employment Agreement, the applicable plan and related individual award agreements. The foregoing summary is not complete and is qualified in its entirety by reference to the full and complete terms of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Employment Agreement also provides severance benefits in the event of certain terminations of Ms. Slater’s employment. In the event of termination by the Company without “Cause” or by Ms. Slater for “Good Reason,” each as defined in the Employment Agreement, not in connection with a “Change of Control” of the Company, also as defined in the Employment Agreement, Ms. Slater will be entitled to the following payments and benefits: (a) payment of certain accrued benefits through the termination date; (b) any unpaid portion of the Retention Bonus; (c) if such termination occurs on or after the first day of the seventh month of the Company's then-current fiscal year, a pro rata annual bonus for such fiscal year based on the Company's actual performance for the entire fiscal year; (d) a single lump sum payment equal to (i) one year of the base salary in effect on the date of termination, plus (ii) the average of the annual bonuses paid for the two completed fiscal years immediately preceding the date of termination or, if less than two completed fiscal years have occurred, the current target annual bonus amount; (e) if Ms. Slater timely elects COBRA continuation coverage under the Company's group medical, dental and vision plans, the Company will pay directly or reimburse Ms. Slater for a portion of such COBRA premiums (on a monthly, after-tax basis) equal to the employer portion of the premium for active Company employees for a period of 12 months immediately following the date of termination; (f) any unvested portion of the Sign-On Equity Grant and Initial Annual Equity Grant will vest immediately, with the Initial Annual Equity Grant vesting at "target" performance levels; all other equity awards shall be subject to the terms and conditions of the Employment Agreement, applicable equity incentive plan, and related individual award agreements; (h) a cash payment equal to $1,000,000 minus the value of any portion of the Sign-On Equity Grant (if any) previously granted to Ms. Slater; and (i) a cash payment equal to $1,300,000 minus the value of any portion of the Initial Annual Equity Grant (if any) previously granted to Ms. Slater.

In the event of termination of Ms. Slater’s employment by the Company without Cause or by Ms. Slater for a Good Reason within three months prior to or within 24 months following a Change of Control, Ms. Slater will be entitled to the following payments and benefits: (a) payment of certain accrued benefits through the termination date; (b) any unpaid portion of the Retention Bonus; (c) a pro rata annual bonus for such fiscal year based on target value; (d) a single lump sum payment equal to two times (i) one year of the base salary in effect on the date of termination, plus (ii) the average of the annual bonuses paid for the two completed fiscal years immediately preceding the date of termination or, if less than two completed fiscal years have occurred, the current target annual bonus amount; (e) if Ms. Slater timely elects COBRA continuation coverage under the Company's group medical, dental and vision plans, the Company shall pay directly or reimburse Ms. Slater for a portion of such COBRA premiums (on a monthly, after-tax basis) equal to the employer portion of the premium for active Company employees for a period of 24 months immediately following the date of termination; (f) any unvested portion of the Sign-On Equity Grant, Initial Annual Equity Grant and Subsequent Annual Equity Grants will vest immediately, with the Initial Annual Equity Grant and any Subsequent Annual Equity Grant vesting at "target" performance levels; all other equity awards shall be subject to the terms and conditions of the Employment Agreement, applicable equity incentive plan, and related individual award agreements; (g) a cash payment equal to $1,000,000 minus the value of any portion of the Sign-On Equity Grant (if any) previously granted to Ms. Slater; and (h) a cash payment equal to $1,300,000 minus the value of any portion of the Initial Annual Equity Grant (if any) previously granted to Ms. Slater.

As a non-independent director, Ms. Slater will not serve on any committees of the Board of Directors and will not receive any director service-related fees.

Item 7.01 Regulation FD Disclosure.

As described in “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” above, on June 11, 2024, the Company issued a press release announcing that it had appointed Jennifer L. Slater as President and Chief Executive Officer effective July 1, 2024.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated June 11, 2024
99.1	Press Release issued June 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATTEC SECURITY CORPORATION

By:/s/ Dennis Bowe

Dennis Bowe, Vice President and

Chief Financial Officer

Date: June 14, 2024